EXHIBIT 8.1

LIST OF SUBSIDIARIES

CSI Solartronics (Changshu) Co., Ltd., incorporated in the People’s Republic of China

CSI Solar Technologies Inc., incorporated in the People’s Republic of China

CSI Solar Manufacture Inc., incorporated in the People’s Republic of China

Canadian Solar Manufacturing (Luoyang) Inc., formerly known as CSI Central Solar Power Co., Ltd., incorporated in the People’s Republic of China

Canadian Solar Manufacturing (Changshu) Inc., formerly known as Changshu CSI Advanced Solar Inc., incorporated in the People’s Republic of China

CSI Cells Co., Ltd., incorporated in the People’s Republic of China

Canadian Solar (USA) Inc., incorporated in Delaware, USA

CSI Project Consulting GmbH, incorporated in Germany

Canadian Solar Japan K.K., incorporated in Japan

Canadian Solar Solutions Inc., incorporated in Ontario, Canada

CSI Solar Power (China) Inc., incorporated in the People’s Republic of China

Canadian Solar EMEA GmbH, formerly known as Canadian Solar (Deutschland) GmbH, incorporated in Germany

Canadian Solar Manufacturing (Ontario) Inc., incorporated in Ontario, Canada

CSI Solar New Energy (Suzhou) Co. Ltd., incorporated in the People’s Republic of China

Canadian Solar (Australia) Pty Ltd., incorporated in New South Wales, Australia

Canadian Solar International Limited, incorporated in Hong Kong